For period ending April 30, 2017


File number 811-8767
		UBS Money Series
					Limited Purpose
Cash Investment Fund

Exhibit 77Q1

The registrant amended its Trust Instrument to establish one new series, namely, Limited Purpose Cash Investment Fund. A copy of the amendment to the Trust Instrument appears below. (The amendment creating the new series is Amendment No. 12; the registrant did not file Amendment
No. 11 to its charter as part of a filing on Form N-SAR given that it related to certain name changes and the abolishment of two older series that had ceased operations given the instructions to Form N-SAR, Sub-Item 77Q1; Amendment
No.11 was filed as an amendment to the registrant's registration statement on Form N-1A on August 26, 2016, Accession No. 0001193125-16-692194, given the instructions for Part C of Form N-1A.)

The investment advisory contract related to the new series follows the charter amendment.

Establishment of Limited Purpose Cash Investment Fund as a series of UBS Money Series:

AMENDMENT NO. 12 TO THE TRUST INSTRUMENT
UBS MONEY SERIES
Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series (the "Trust"), the Trust Instrument of the Trust, dated April 29, 1998, as amended on July 28, 1999, May 9, 2001, April 8, 2002, March 15, 2004,
August 28, 2007, October 6, 2008, May 20, 2015, October 16,
2015, December 30, 2015, April 15, 2016 and August 26, 2016 is
hereby further amended as indicated below.
Schedule A is hereby amended to read as follows:
Series of the Trust
Limited Purpose Cash Investment Fund
UBS Liquid Assets Government Fund
UBS Select Prime Institutional Fund
UBS Select Treasury Institutional Fund
UBS Tax-Free Reserves Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Tax-Free Investor Fund
UBS Select Treasury Capital Fund
UBS Prime Investor Fund
UBS Prime Preferred Fund
UBS Prime Reserves Fund
UBS Select Government Institutional Fund
UBS Select Government Preferred Fund
UBS Select Government Investor Fund
UBS Select Government Capital Fund
UBS RMA Government Money Market Fund


CERTIFICATE
I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment
No. 12 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust's Board of Trustees at a meeting duly called and held on September 13-14, 2016 and (ii) this Amendment No. 12 to the Trust Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and will become effective upon the 27th day of October, 2016. This certificate is executed as of October 27, 2016.
IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.






By: /s/ Keith A. Weller


Keith A. Weller


Vice President and Ass
istant Secretary


UBS Money Series
Subscribed and sworn before me this 27th day of October, 2016:


/s/
Barbara
A.
Valente
Notary


The advisory agreement for Limited Purpose Cash Investment
Fund appears below:


MANAGEMENT CONTRACT
             This management contract ("Contract") made
as of January 25, 2017, between UBS MONEY SERIES, a
Delaware statutory trust ("Trust"), and UBS ASSET
MANAGEMENT (AMERICAS) INC.  ("UBS AM"), a Delaware
corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
             WHEREAS, the Trust is registered under the
Investment Company Act of 1940, as amended ("1940 Act"),
as an open-end investment management company with a
distinct series of shares of beneficial interest, the Limited Purpose Cash Investment Fund (the "Series"); and
             WHEREAS, the Trust desires to retain UBS AM
as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Series, and UBS AM is willing to
furnish such services;
             NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
       (a)	Appointment.  The Trust hereby appoints UBS
AM as investment adviser and administrator of the Series for the period and on the terms set forth in this Contract.  UBS
AM accepts such appointment and agrees to render the
services herein set forth, for the compensation herein
provided.
       (b)	Duties as Investment Adviser.
             (i)	Subject to the supervision of the
Board of Trustees ("Board"), UBS AM will provide a continuous investment program for the Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series. UBS AM will determine from time to time what securities and other investments will be purchased, retained or sold by the Series.
             (ii)	UBS AM agrees that in placing orders
with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Series, UBS AM may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and
UBS AM may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to UBS AM determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of UBS
AM to the Series and its other clients and that the total commissions paid by the Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to UBS AM or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.  Whenever UBS AM simultaneously places orders
to purchase or sell the same security on behalf of the Series and one or more other accounts advised by UBS AM, such
orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.  The Trust recognizes that in some cases this
procedure may adversely affect the results obtained for the
Series.
             (iii)	UBS AM will oversee the maintenance
of all books and records with respect to the securities transactions of the Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request.  In compliance with the requirements of Rule 31a-3
under the 1940 Act, UBS AM hereby agrees that all records
which it maintains for the Series are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the
Series and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly
to the Trust any records which it maintains for the Series upon request by the Trust.
             (iv)	UBS AM will oversee the computation
of the net asset value and the net income of the Series as described in the currently effective registration statement of the Trust under the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.
             (v)	The Trust hereby authorizes UBS AM
and any entity or person associated with UBS AM which is a
member of a national securities exchange to effect any
transaction on such exchange for the account of the Series,
which transaction is permitted by Section 11(a) of the
Securities Exchange Act of 1934, as amended, and the Trust
hereby consents to the retention of compensation by UBS AM
or any person or entity associated with UBS AM.
       (c)	Duties as Administrator.  UBS AM will
administer the affairs of the Series subject to the supervision of the Board and the following understandings:
             (i)	UBS AM will supervise all aspects of
the operations of the Series, including oversight of custodial and accounting services, except as hereinafter set forth;
provided, however, that nothing herein contained shall be
deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust with respect to the Series.
             (ii)	UBS AM will provide the Trust for the
benefit of the Series with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the
Board, including the maintenance of certain books and records of the Series.
             (iii)	UBS AM will arrange for the periodic
preparation, updating, filing and dissemination (as applicable)
of the following documents of the Trust with respect to the
Series: the Trust's Registration Statement, proxy material, tax returns and required reports to the Series' shareholders and the Securities and Exchange Commission and other
appropriate federal or state regulatory authorities.
             (iv)	UBS AM will provide the Series with,
or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.
             (v)	UBS AM will provide the Board on a
regular basis with economic and investment analyses and
reports and make available to the Board upon request any
economic, statistical and investment services normally
available to institutional or other customers of UBS AM.
       (d)	Further Duties.  In all matters relating to the
performance of this Contract, UBS AM will act in conformity
with the Trust Instrument, By-Laws and Registration
Statement of the Trust and with the instructions and
directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.
       (e)	Delegation of UBS AM's Duties as Investment
Adviser and Administrator.  With respect to the Series, UBS
AM may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which UBS AM) delegates to such sub-adviser or sub-administrator any or all its duties specified in
Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-
adviser or sub-administrator bound thereby all applicable
duties and conditions to which UBS AM is subject by
Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets
all requirements of the 1940 Act and rules thereunder.
       (f)	Services Not Exclusive.  The services furnished
by UBS AM hereunder are not to be deemed exclusive and
UBS AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired
thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS AM who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other
business, whether of a similar nature or a dissimilar nature.
       (g)	Expenses.
             (i)	UBS AM will bear all expenses incurred
in the operation of the Series to which this Contract is applicable, including the Series' allocable share of the expenses of the Trust, other than (i) the fee payable under this Contract, (ii) the fees payable pursuant to any Shareholder
Service Plan adopted by the Trust with respect to the Series or a class of shares of the Series, (iii) fees and expenses of the Independent Trustees (defined in paragraph 10(a) below), including counsel fees of the Independent Trustees,
(iv) interest, taxes and the cost (including brokerage
commissions and other transaction costs, if any) of securities purchased or sold by the Series and any losses incurred in connection therewith and (v) extraordinary expenses (such as costs of litigation to which the Series is a party and of indemnifying officers and Trustees of the Trust), which will be borne by the Series.
             (ii)	The expenses to be borne by UBS AM
include the following (or the Series' proportionate share of the following): (i) expenses of organizing the Series; (ii) filing fees and expenses relating to the registration and qualification of the Series' shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (iii) fees and salaries payable to the Trust's officers and any Trustees employed by UBS AM or an affiliated person of UBS AM; (iv) all expenses incurred in connection with the services of any Trustees employed by UBS AM or an affiliated person of UBS AM, including travel expenses; (v)
costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vi) legal, accounting and auditing expenses, other than the legal fees of special counsel for the Independent Trustees; (vii) charges of custodians,
transfer agents and other agents (including any lending
agent); (viii) costs of preparing share certificates; (ix) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (x) cost of mailing prospectuses and supplements thereto, statements of additional information
and supplements thereto, reports and proxy materials to
existing shareholders; (xi) fees, voluntary assessments and
other expenses incurred in connection with membership in
investment company organizations; (xii) the cost of mailing
and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xiii) the cost of
investment company literature and other publications
provided by the Trust to its Trustees and officers; (xiv) costs of mailing, stationery and communications equipment; (xv)
expenses incident to any dividend, withdrawal or redemption options; (xvi) charges and expenses of any outside pricing service used to value portfolio securities; and (xvii) interest on borrowings of the Series.
             (iii)	The payment or assumption by UBS
AM of any expenses of the Trust or the Series that UBS AM is not required by this Contract to pay or assume shall not
obligate UBS AM to pay or assume the same or any similar
expense of the Trust or the Series on any subsequent occasion.
       (h)	Compensation.
             (i)	For the services provided and the
expenses assumed pursuant to this Contract, the series of the
Trust will pay to UBS AM a fee, computed daily and paid
monthly, at the rate of 0.12% of the Series' average daily net assets less the Series' allocable share of the accrued fees and expenses of the Trustees of the Trust who are not interested persons of the Trust by reason of affiliation with UBS AM or any of UBS AM's affiliates.
             (ii)	The fee shall be computed daily and
paid monthly to UBS AM on or before the first business day of the next succeeding calendar month.
             (iii)	If this Contract becomes effective or
terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion
which such period bears to the full month in which such effectiveness or termination occurs.
       (i)	Limitation of Liability of UBS AM.  UBS AM
and its delegates, including any Sub-Adviser or Sub-
Administrator to the Series, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the
Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to the Series or
acting with respect to any business of the Series, to be
rendering such service to or acting solely for the Series and not as an officer, director, employee, or agent or one under the control or direction of UBS AM even though paid by it.
       (j)	Duration and Termination.
             (i)	This Contract shall not take effect
unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this
Contract or interested persons of any such party
("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series' outstanding voting securities.
             (ii)	Unless sooner terminated as provided
herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a
majority of the Independent Trustees, cast in person at a
meeting called for the purpose of voting on such approval, and
(ii) by the Board or, with respect to the Series, by vote of a majority of the outstanding voting securities of the Series.
             (iii)	Notwithstanding the foregoing, with
respect to the Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the
board or by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to UBS AM or by UBS AM at any time, without the payment of any
penalty, on sixty days' written notice to the Trust.  This
Contract will automatically terminate in the event of its
assignment.
       (k)	Limitation of Liability of the Trustees, Officers
and Shareholders of the Trust.  The Trustees and officers of the Trust and the shareholders of the Series shall not be liable for any obligations of the Series or the Trust under this
Contract, and UBS AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees, officers or shareholders.
       (l)	Amendment of this Contract.  No provision of
this Contract may be changed, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Contract as to the Series shall be effective until approved by vote of a majority of the Series' outstanding voting securities.
       (m)	Governing Law.  This Contract shall be
construed in accordance with the laws of the State of
Delaware, without giving effect to the conflicts of laws
principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
       (n)	Miscellaneous.  The captions in this Contract
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker,"
"investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange
Commission.  Where the effect of a requirement of the 1940
Act reflected in any provision of this Contract is relaxed by a rule, regulation, order or other action of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or other action.
             IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed by their officers and delivered as of the day and year first above written.



UBS MONEY SERIES, on behalf of the Series, Limited
Purpose Cash Investment Fund






Attest:
/s/ Eric Sanders
By:
/s/ Keith A. Weller
Name:
Eric Sanders
Name:
Keith A. Weller
Title:
Vice President and Assistant Secretary
Title:
Vice President and Assistant Secretary














UBS ASSET MANAGEMENT (AMERICAS) INC.






Attest:
/s/ Rose Ann Bubloski
By:
/s/ Thomas Disbrow
Name:
 Rose Ann Bubloski
Name:
Thomas Disbrow
Title:
 Director
Title:
Managing Director





UBS MONEY SERIES - ANNUAL